Business Update Call April 18, 2017 Exhibit 99.1

Forward Looking Statements We make forward-looking statements in this presentation within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our ability to remediate material weaknesses in our internal control over financial reporting, including in a timely manner and their effect on our ability to finalize our full-year and fourth quarter 2016 financial results and file our associated Annual Report on Form 10-K for 2016, our ability to negotiate and obtain a waiver for any defaults or potential events of default under our credit agreement and other debt documents, our ability to negotiate and consummate the Shareco and associated joint venture transactions on the contemplated terms and realize the benefits therefrom, our ability to achieve synergies from the EMC acquisition, our continued NASDAQ listing, our earnings, revenues, expenses, cash flow and liquidity, capital expenditures, aircraft connectivity installations or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made (which is April 18, 2017), and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent quarterly reports filed on Form 10-Q and our most recent annual report filed on Form 10-K, and in particular any discussion of risk factors or forward-looking statements therein, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this presentation or that you may hear today.

New Personnel Changes Paul Rainey joined as Chief Financial Officer Previously CFO at Harris CapRock, where he restructured finance team Almost 20 years of experience in accounting and finance Ron Steger joined Board of Directors Former Partner at KPMG Joined Audit Committee Glenn Latta joined as COO, Connectivity Formerly President of LiveTV, a division of Thales Per Norén joined as SVP – Aviation Solutions Formerly Chief Customer Officer and Vice President, Digital Aviation, Customer Solutions at Boeing

Media & Content Highlights Renewed contracts with Air New Zealand and Kuwait Airways Added multiple new contracts and customers EIM business had exclusive distribution rights to multiple Academy Award winners, including La La Land, Moonlight and Hacksaw Ridge Closed multiple deals with Fox Three-year extension of Non-Theatrical and Maritime distribution deal Exclusive distribution rights for all airlines based in mainland China Distribution rights for Southwest Airlines Won Crystal Cabin Award for Airtime Portal

Aviation Connectivity Highlights Extended Southwest through 2025 and installations continuing into 2018 Installing on first Hainan/HNA aircraft this month Received first Chinese vSTC for B737 NG aircraft New Ku and Ka antennas expected certification in 3Q17 Continuing growth with Operations Solutions products

Maritime and Land Connectivity Highlights Extended relationship with Norwegian Cruise Lines Revenue share deal Improved passenger experience Enables NCL to drive new revenue Expanded deal with TUI Signed largest yacht in the world

Network Services Purchased and activated transponders on Eagle-1 Provides Ku- and C-band services to aviation and maritime customers Major technology upgrade for cruise customers Switched to Dish as provider of live television services on Southwest Adding more live television channels, such as BBC for both aviation and maritime markets

Shareco Update Proposed structure: JV will provide IFEC and passenger monetization services to HNA airlines Global Eagle will sell equipment, including antennas and engineering and product support directly to the JV JV will be exclusive provider of IFEC to HNA aircraft Fleet comprises over 320 aircraft today and is expected to grow to over 500 aircraft in the future * Subject to receipt of certifications for approximately 200 of the aircraft

Finance and Accounting Update Expect full year 2016 revenue to be at or near the low end of our prior guidance range of $530-538 million. Filing of 10K delayed Material weaknesses have led to a more thorough audit process No discovery of fraud or belief that we will discover any fraud No expectation of a restatement of our financials Remedies Putting strong finance team in place Action plan created to improve systems and processes 10K timing Expect 10K to be filed prior to June 30, 2017 Will delay filing of 10Q for 1Q17

Effects of 10K Filing Delay NASDAQ remediation: 60 days from receipt of NASDAQ notice to cure or file remediation plan If plan accepted, total of 180 days to file 10K from 3/16/17 Debt Grace period for 10K filing covenant runs until April 30, 2017 Will approach lenders for waiver regarding reporting requirements

Selected Cash Flow metrics 4Q16 CapEx in-line with original forecast of ~$15 MM This excludes one-time CapEx of $50 MM for the satellite transponder purchase Cash Estimated cash position as of December 31, 2016: ~$51 MM Expect cash to be at or above $50 MM at the end of 2017

Question and Answer Session

Further Questions Kevin Trosian SVP, Corporate Development & Investor Relations +1 310-740-8624 investor.relations@geemedia.com

Revenue Guidance Disclaimer The estimated full year 2016 revenue results are preliminary and unaudited. They are subject to the completion and finalization of fourth-quarter and year-end financial and accounting procedures, and reflect management’s estimate based solely upon information available to management as of the date of this presentation. Further information learned during that completion and finalization may alter the final results. In addition, the preliminary estimate should not be viewed as a substitute for full year financial statements prepared in accordance with generally accepted accounting principles in the United States of America. Other than full-year 2016 revenue, we are not providing any other estimates of our financial performance (including, without limitation, Adjusted EBITDA) for the fourth quarter or full year 2016. Our actual results are subject to the completion of our financial closing procedures and the procedures and audit to be conducted by our auditors, and you should not place undue reliance upon our preliminary estimates.